Exhibit 99.1

Ambarella, Inc. Announces Third Quarter Fiscal Year 2019 Financial Results

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com

November 29, 2018 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power and high-resolution human and computer vision solutions, today announced financial results for its third quarter of fiscal year 2019 ended October 31, 2018.

•

Revenue for the third quarter of fiscal 2019 was $57.3 million, down 35.7% from $89.1 million in the same period in fiscal 2018. For the nine months ended October 31, 2018, revenue was $176.7 million, down 21.4% from $224.8 million for the nine months ended October 31, 2017.

•

Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2019 was 60.4%, compared with 63.6% for the same period in fiscal 2018. For the nine months ended October 31, 2018, GAAP gross margin was 60.8%, compared with 63.3% for the nine months ended October 31, 2017.

•

GAAP net loss for the third quarter of fiscal 2019 was $9.0 million, or loss per diluted ordinary share of $0.28, compared with GAAP net income of $11.7 million, or earnings per diluted ordinary share of $0.34, for the same period in fiscal 2018. GAAP net loss for the nine months ended October 31, 2018 was $25.9 million, or loss per diluted ordinary share of $0.79. This compares with GAAP net income of $17.6 million, or earnings per diluted ordinary share of $0.51, for the nine months ended October 31, 2017.

Financial results on a non-GAAP basis for the third quarter of fiscal 2019 are as follows:

•

Gross margin on a non-GAAP basis for the third quarter of fiscal 2019 was 60.9%, compared with 64.0% for the same period in fiscal 2018. For the nine months ended October 31, 2018, non-GAAP gross margin was 61.4%, compared with 63.8% for the nine months ended October 31, 2017.

•

Non-GAAP net income for the third quarter of fiscal 2019 was $7.0 million, or earnings per diluted ordinary share of $0.21. This compares with adjusted non-GAAP net income of $29.4 million, or earnings per diluted ordinary share of $0.85, for the same period in fiscal 2018. Non-GAAP net income for the nine months ended October 31, 2018 was $20.0 million, or earnings per diluted ordinary share of $0.59. This compares with adjusted non-GAAP net income of $63.9 million, or earnings per diluted ordinary share of $1.85, for the nine months ended October 31, 2017.

Based on information available as of today, Ambarella is offering the following guidance for the fourth quarter of fiscal year 2019, ending January 31, 2019:

•	Revenue is expected to be $51.0 million plus or minus 3%

•	Gross margin on a non-GAAP basis is expected to be between 59.0% and 60.5%

•	Operating expenses on a non-GAAP basis are expected to be between $29.0 million and $31.0 million

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. The non-GAAP net income for fiscal year 2019 includes a change in the allocation of stock-based compensation across the company’s tax jurisdictions to improve alignment of the non-GAAP tax rate to the GAAP tax rate. Accordingly, non-GAAP net income and non-GAAP earnings per share for the third quarter and year-to-date of fiscal year 2018 ended October 31, 2017 have been adjusted for the change in non-GAAP income tax effect and presented consistent with the fiscal year 2019 presentation. The prior year non-GAAP tax rate for the third quarter ended October 31, 2017 was reduced from 14.6% to 2.5% resulting in non-GAAP earnings per diluted ordinary share increasing from $0.75 to $0.85. The non-GAAP tax rate for the nine months ending October 31, 2017 was reduced from 15.5% to 3.0% resulting in the non-GAAP earnings per diluted ordinary share increasing from $1.61 to $1.85. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share numbers for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable securities on hand at the end of the third fiscal quarter of 2019 was $348.6 million, compared with $414.0 million at the end of the same quarter a year ago.

“The short term revenue outlook continues to be under pressure as our business shifts away from consumer electronic applications and faces geopolitical and macroeconomic challenges, as we have previously discussed,” said Fermi Wang, President and CEO. “We are, however, very encouraged with our strategy and position at the forefront of the nascent computer vision market. Less than 1 year after sampling our first computer vision device we continue to achieve major product and market development milestones. In the third fiscal quarter we realized our first computer vision design wins in the automotive market and in the current quarter we expect our first mass production computer vision revenue from the professional surveillance camera market.”

Stock Repurchase

In the third quarter of fiscal year 2019, the company repurchased a total of 825,191 shares for total consideration of approximately $30.8 million. Under the $100.0 million repurchase program that commenced on June 5, 2018, the company has repurchased a total of 1,687,996 shares for total cash consideration of approximately $64.6 million through October 31, 2018.

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer and Casey Eichler, Chief Financial Officer, to discuss the third quarter of fiscal year 2019 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834, Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human and computer vision applications, including surveillance, advanced driver assistance (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving, and robotic applications. Ambarella’s low-power and high-resolution video compression, image processing, and deep neural network processors and software enable cameras to become more intelligent by extracting valuable data from high-resolution video streams. For more information, please visit www.ambarella.com

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the fourth quarter of fiscal year 2019 ending January 31, 2019, and the comments of our CEO relating to the company’s product strategy, the competitiveness of the company’s products and technologies, and potential revenue being generated from new design wins. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; global economic and political conditions, including possible trade tariffs and restrictions; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2018 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the third fiscal quarter ended October 31, 2018 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the third quarter of fiscal year 2019, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the fourth quarter of fiscal year 2019, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Revenue	$57,286	$89,062	$176,698	$224,827
Cost of revenue	22,701	32,448	69,208	82,445

Gross profit	34,585	56,614	107,490	142,382

Operating expenses:
Research and development	31,653	29,796	95,446	83,936
Selling, general and administrative	12,354	11,700	38,098	35,406

Total operating expenses	44,007	41,496	133,544	119,342
Income (loss) from operations	(9,422)	15,118	(26,054)	23,040
Other income, net	993	319	2,517	696

Income (loss) before income taxes	(8,429)	15,437	(23,537)	23,736
Provision for income taxes	592	3,713	2,367	6,145

Net income (loss)	$(9,021)	$11,724	$(25,904)	$17,591

Net income (loss) per share attributable to ordinary shareholders:
Basic	$(0.28)	$0.35	$(0.79)	$0.53

Diluted	$(0.28)	$0.34	$(0.79)	$0.51

Weighted-average shares used to compute net income (loss) per share attributable to ordinary shareholders:
Basic	32,171,890	33,128,761	32,908,614	33,203,432

Diluted	32,171,890	34,358,893	32,908,614	34,538,968

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$310	$343	$942	$978
Research and development	9,720	8,906	27,847	25,532
Selling, general and administrative	5,582	5,419	16,148	15,565

Total stock-based compensation	$15,612	$14,668	$44,937	$42,075

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
	(unaudited)
GAAP net income (loss)	$(9,021)	$11,724	$(25,904)	$17,591
Non-GAAP adjustments:
Stock-based compensation expense	15,612	14,668	44,937	42,075
Income tax effect	359	2,960	977	4,195

Non-GAAP net income	$6,950	$29,352	$20,010	$63,861

GAAP - diluted weighted average shares	32,171,890	34,358,893	32,908,614	34,538,968
Non-GAAP - diluted weighted average shares	32,864,693	34,358,893	33,846,658	34,538,968
GAAP - diluted net income (loss) per share	$(0.28)	$0.34	$(0.79)	$0.51
Non-GAAP adjustments:
Stock-based compensation expense	0.49	0.43	1.37	1.22
Income tax effect	0.01	0.08	0.03	0.12
Effect of Non-GAAP - diluted weighted average shares	(0.01)	—	(0.02)	—
Non-GAAP - diluted net income per share	$0.21	$0.85	$0.59	$1.85

The difference between GAAP and non-GAAP gross margin was 0.5% and 0.4%, or $310,000 and $343,000, for the three months ended October 31, 2018 and 2017, respectively. The difference between GAAP and non-GAAP gross margin was 0.6% and 0.5%, or $942,000 and $978,000, for the nine months ended October 31, 2018 and 2017, respectively. The differences were due to the effect of stock-based compensation.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	October 31,	January 31,
	2018	2018
ASSETS
Current assets:
Cash and cash equivalents	$212,338	$346,672
Marketable securities	136,279	87,919
Accounts receivable, net	32,417	31,294
Inventories	23,328	23,383
Restricted cash	11	9
Prepaid expenses and other current assets	3,309	4,006

Total current assets	407,682	493,283
Property and equipment, net	6,746	6,449
Deferred tax assets, non-current	3,927	3,642
Intangible assets, net	11,222	14,417
Goodwill	26,601	26,601
Other non-current assets	2,470	2,257

Total assets	$458,648	$546,649

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	11,134	19,815
Accrued and other current liabilities	25,615	32,178
Income taxes payable	755	936
Deferred revenue, current	405	307

Total current liabilities	37,909	53,236
Other long-term liabilities	9,600	11,226

Total liabilities	47,509	64,462

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	14	15
Additional paid-in capital	175,906	221,186
Accumulated other comprehensive loss	(185)	(279)
Retained earnings	235,404	261,265

Total shareholders’ equity	411,139	482,187

Total liabilities and shareholders’ equity	$458,648	$546,649